Exhibit 99.1

Vantiv Reports Fourth Quarter and Full-Year 2014 Results

Fourth Quarter Net Revenue Increased 30% to $402 Million and Pro Forma Adjusted Net Income per Share Increased 18% to $0.53

Full Year 2014 Net Revenue Increased 20% to $1,403 Million and Pro Forma Adjusted Net Income per Share Increased 20% to $1.87

CINCINNATI - February 12, 2015 - Vantiv, Inc. (NYSE: VNTV) (“Vantiv” or the “Company”) today announced financial results for the fourth quarter and full-year ended December 31, 2014. Revenue increased 31% to $733.8 million in the fourth quarter as compared to $558.4 million in the prior year period. Net revenue increased 30% to $402.2 million in the fourth quarter as compared to $308.6 million in the prior year period, primarily due to strong growth in our Merchant Services segment. On a GAAP basis, net income attributable to Vantiv, Inc. was $68.6 million or $0.35 per diluted share in the fourth quarter as compared to $42.8 million or $0.26 per diluted share in the prior year period. Pro forma adjusted net income increased 16% to $105.1 million in the fourth quarter as compared to $90.4 million in the prior year period. Pro forma adjusted net income per share increased 18% to $0.53 in the fourth quarter as compared to $0.45 in the prior year period. (See Schedule 2 for pro forma adjusted net income and Schedule 6 for GAAP net income reconciliation to pro forma adjusted net income.)

For full-year 2014, revenue increased 22% to $2,577.2 million as compared to $2,108.1 million in the prior year. Net revenue increased 20% to $1,402.5 million in 2014 as compared to $1,172.6 million in the prior year, primarily due to strong growth in our Merchant Services segment. On a GAAP basis, net income attributable to Vantiv, Inc. was $125.3 million or $0.75 per diluted share in 2014 as compared to $133.6 million or $0.87 per diluted share in the prior year. Pro forma adjusted net income increased 16% to $372.4 million in 2014 as compared to $320.5 million in the prior year. Pro forma adjusted net income per share increased 20% to $1.87 in 2014 as compared to $1.56 in the prior year. (See Schedule 2 for pro forma adjusted net income and Schedule 7 for GAAP net income reconciliation to pro forma adjusted net income.)

“We delivered strong results for 2014, including completing our strategic acquisition of Mercury, expanding organic growth throughout the year, and leveraging our strengths in security, EMV and omni-channel to win new business,” said Charles Drucker, president and chief executive at Vantiv. “During 2015, we will press our advantages in order to continue to win market share as well as to drive superior returns.”

Merchant Services

Merchant Services net revenue increased 41% to $318.0 million in the fourth quarter as compared to $225.6 million in the prior year period, primarily due to a 30% increase in transactions and an 8% increase in net revenue per transaction. On a full-year basis, net revenue increased 27% to $1,066.6 million as compared to $837.7 million in the prior year, primarily due to a 22% increase in transactions and a 4% increase in net revenue per transaction. Excluding the impact of recent acquisitions, net revenue growth expanded 8% on an organic basis for the fourth quarter over the prior year period. This was primarily due to increased new business as well as the company's expansion in high growth channels and verticals, including Integrated Payments, eCommerce and Merchant Bank. Sales and marketing expenses were $107.8 million in the fourth quarter as compared to $73.2 million in the prior year period and $368.0 million for the full-year as compared to $286.2 million in the prior year.

Financial Institution Services

Financial Institution Services net revenue increased 1% to $84.1 million in the fourth quarter as compared to $83.1 million in the prior year period as a 6% increase in transactions was partially offset by lower net revenue per transaction. In addition to improved net revenue growth, new sales signings improved in the fourth quarter. On a full-year basis, net revenue was up modestly to $336.0 million as compared to $334.9 million in the prior year, primarily due to a 6% increase in transactions, partially offset by lower net revenue per transaction. Sales and marketing expenses increased to $8.4 million in the fourth quarter as compared to $6.9 million in the prior year period and to $28.4 million for the full-year from $25.8 million in the prior year.

First Quarter and Full-Year 2015 Financial Outlook

Based on the current level of transaction trends and new business activity, net revenue for the first quarter of 2015 is expected to be $364 to $369 million, representing growth of 26% to 28% above the prior year period. Pro forma adjusted net income per share for the first quarter of 2015 is expected to be $0.42 to $0.44. GAAP net income per share attributable to Vantiv, Inc. is expected to be $0.11 to $0.13 for the first quarter of 2015.

For the full-year 2015, net revenue is expected to be $1,600 to $1,625 million, representing growth of 14% to 16% above the prior year. Pro forma adjusted net income per share is expected to be $2.09 to $2.15 for the full-year 2015, representing growth of 12% to 15% above the prior year. GAAP net income per share attributable to Vantiv, Inc. is expected to be $0.93 to $0.99 for the full-year 2015.

Earnings Conference Call and Audio Webcast

The Company will host a conference call to discuss the fourth quarter and full-year 2014 financial results today at 8:00 AM ET. The conference call can be accessed live over the phone by dialing (886) 454-4210, or for international callers (913) 312-0960, and referencing conference code 3266852. A replay will be available approximately two hours after the call concludes and can be accessed by dialing (888) 203-1112, or for international callers (719) 457-0820, and entering replay passcode 3266852. The replay will be available through Thursday, February 26, 2015. The call will also be webcast live from the company's investor relations website at http://investors.vantiv.com. Following completion of the call, a recorded replay of the webcast will be available on the website.

About Vantiv, Inc.

Vantiv, Inc. (NYSE: VNTV) is a leading payment processor differentiated by an integrated technology platform. Vantiv offers a comprehensive suite of traditional and innovative payment processing and technology solutions to merchants and financial institutions of all sizes, enabling them to address their payment processing needs through a single provider. We build strong relationships with our customers, helping them become more efficient, more secure and more successful. Vantiv is the third largest merchant acquirer and the largest PIN debit acquirer based on number of transactions in the U.S. The company's growth strategy includes expanding further into high-growth channels and verticals, including integrated payments, ecommerce, and merchant bank. For more information, visit www.vantiv.com.

Non-GAAP and Pro Forma Financial Measures

This earnings release presents non-GAAP and pro forma financial information including net revenue, adjusted EBITDA, pro forma adjusted net income, and pro forma adjusted net income per share. These are important financial performance measures for the Company, but are not financial measures as defined by GAAP. The presentation of this financial information is not intended to be considered in isolation of or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. The Company uses these non-GAAP and pro forma financial performance measures for financial and operational decision making and as a means to evaluate period-to-period comparisons. The Company believes that they provide useful information about operating results, enhance the overall understanding of past financial performance and future prospects, and allow for greater transparency with respect to key metrics used by management in its financial and operational decision making. Reconciliations of these measures to the most directly comparable GAAP financial measures are presented in the attached schedules.

Forward-Looking Statements

This release contains forward-looking statements that are subject to risks and uncertainties. All statements other than statements of historical fact or relating to present facts or current conditions included in this release are forward-looking statements including any statements regarding guidance and statements of a general economic or industry specific nature. Forward-looking statements give our current expectations and projections relating to our financial condition, results of operations, guidance, plans, objectives, future performance and business. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “anticipate,” “estimate,” “expect,” “project,” “plan,” “intend,” “believe,” “may,” “should,” “can have,” “likely” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events.

The forward-looking statements contained in this release are based on assumptions that we have made in light of our industry experience and our perceptions of historical trends, current conditions, expected future developments and other factors we believe are appropriate under the circumstances. As you review and consider information presented herein, you should understand that these statements are not guarantees of future performance or results. They depend upon future events and are subject to risks, uncertainties

(many of which are beyond our control) and assumptions. Although we believe that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect our actual future performance or results and cause them to differ materially from those anticipated in the forward-looking statements. Certain of these factors and other risks are discussed in the Company's filings with the U.S. Securities and Exchange Commission (the “SEC”) and include, but are not limited to: (i) our ability to adapt to developments and change in our industry; (ii) competition; (iii) unauthorized disclosure of data or security breaches; (iv) systems failures or interruptions; (v) our ability to expand our market share or enter new markets; (vi) our ability to identify and complete acquisitions, joint ventures and partnerships; (vii) failure to comply with applicable requirements of Visa, MasterCard or other payment networks or changes in those requirements; (viii) our ability to pass along fee increases; (ix) termination of sponsorship or clearing services; (x) loss of clients or referral partners; (xi) reductions in overall consumer, business and government spending; (xii) fraud by merchants or others; (xiii) a decline in the use of credit, debit or prepaid cards; (xiv) consolidation in the banking and retail industries; (xv) the effects of governmental regulation or changes in laws; and (xvi) outcomes of future litigation or investigations. Should one or more of these risks or uncertainties materialize, or should any of these assumptions prove incorrect, our actual results may vary in material respects from those projected in these forward-looking statements. More information on potential factors that could affect the Company’s financial results and performance is included from time to time in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s periodic reports filed with the SEC, including the Company’s most recently filed Annual Report on Form 10-K and its subsequent filings with the SEC.

Any forward-looking statement made by us in this release speaks only as of the date of this release. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Contacts:

Investors
Nathan Rozof, CFA
Senior Vice President, Investor Relations
(866) 254-4811
(513) 900-4811
IR@vantiv.com

Media
Andrew Ciafardini
Vice President, Corporate Communications
(513) 900-5308
Andrew.Ciafardini@vantiv.com

Schedule 1
Vantiv, Inc.
Consolidated Statements of Income
(Unaudited)
(in thousands, except share data)

	Three Months Ended			Year Ended
	December 31,	December 31,		December 31,	December 31,
	2014	2013	% Change	2014	2013	% Change
Revenue	$733,785	$558,355	31%	$2,577,203	$2,108,077	22%
Network fees and other costs	331,635	249,733	33%	1,174,665	935,441	26%
Net revenue	402,150	308,622	30%	1,402,538	1,172,636	20%
Sales and marketing	116,169	80,081	45%	396,353	312,044	27%
Other operating costs	64,657	52,462	23%	242,439	200,630	21%
General and administrative	47,406	33,257	43%	173,986	121,707	43%
Depreciation and amortization	70,893	49,025	45%	275,069	185,453	48%
Income from operations	103,025	93,797	10%	314,691	352,802	(11)%
Interest expense—net	(27,612)	(10,585)	161%	(79,701)	(40,902)	95%
Non-operating income (expense)(1)	34,427	—	NM	177	(20,000)	(101)%
Income before applicable income taxes	109,840	83,212	32%	235,167	291,900	(19)%
Income tax expense	28,099	20,110	40%	66,177	83,760	(21)%
Net income	81,741	63,102	30%	168,990	208,140	(19)%
Less: Net income attributable to non-controlling interests	(13,162)	(20,268)	(35)%	(43,698)	(74,568)	(41)%
Net income attributable to Vantiv, Inc.	$68,579	$42,834	60%	$125,292	$133,572	(6)%
						0
Net income per share attributable to Vantiv, Inc. Class A common stock:						0
Basic	$0.48	$0.30	60%	$0.88	$0.96	(8)%
Diluted(2)	$0.35	$0.26	35%	$0.75	$0.87	(14)%
Shares used in computing net income per share of Class A common stock:
Basic	144,338,660	140,896,056		141,936,933	138,836,314
Diluted	199,432,403	200,557,978		199,170,813	206,027,557

Non Financial Data:
Transactions (in millions)	5,657	4,511	25%	20,077	16,946	18%

(1) Non-operating income (expense) for the three months ended December 31, 2014 relates to a benefit recorded as a result of a reduction in certain tax receivable agreement ("TRA") liabilities, partially offset by the change in fair value of a TRA entered into in June 2014. The full year 2014 amount includes these items as well as expenses relating to the refinancing of our senior secured credit facilities in June 2014. The 2013 amount relates to the refinancing of our senior secured credit facilities in May 2013.
(2) Due to our structure as a C corporation and Vantiv Holding's structure as a pass-through entity for tax purposes, the numerator in the diluted net income per share calculation is adjusted to reflect our income tax expense at an expected effective tax rate assuming the conversion of the Class B units of Vantiv Holding into shares of our Class A common stock. The expected effective tax rate for the three and twelve months ended December 31, 2014 was 36.5% compared to 38.5% for the three and twelve months ended December 31, 2013. The components of the diluted net income per share calculation are as follows:

	Three Months Ended		Year Ended
	December 31,	December 31,	December 31,	December 31,
	2014	2013	2014	2013
Income before applicable income taxes	$109,840	$83,212	$235,167	$291,900
Taxes	40,092	32,037	85,836	112,382
Net income	$69,748	$51,175	$149,331	$179,518
Diluted shares	199,432,403	200,557,978	199,170,813	206,027,557
Diluted EPS	$0.35	$0.26	$0.75	$0.87

Schedule 2
Vantiv, Inc.
Pro Forma Adjusted Net Income
(Unaudited)
(in thousands, except share data)

See schedules 6 and 7 for a reconciliation of GAAP net income to pro forma adjusted net income.

	Three Months Ended			Year Ended
	December 31,	December 31,		December 31,	December 31,
	2014	2013	% Change	2014	2013	% Change
Revenue	$733,785	$558,355	31%	$2,577,203	$2,108,077	22%
Network fees and other costs	331,635	249,733	33%	1,174,665	935,441	26%
Net revenue	402,150	308,622	30%	1,402,538	1,172,636	20%
Sales and marketing	116,169	80,081	45%	396,353	312,044	27%
Other operating costs	60,384	48,928	23%	225,743	190,879	18%
General and administrative	31,997	22,574	42%	110,029	86,654	27%
Adjusted EBITDA(1)	193,600	157,039	23%	670,413	583,059	15%
Depreciation and amortization	19,825	16,938	17%	76,506	60,492	26%
Adjusted income from operations	173,775	140,101	24%	593,907	522,567	14%
Interest expense—net	(27,612)	(10,585)	161%	(79,701)	(40,902)	95%
Non-GAAP adjusted income before applicable income taxes	146,163	129,516	13%	514,206	481,665	7%
Pro Forma Adjustments:
Income tax expense(2)	53,349	49,864	7%	187,685	185,441	1%
Tax adjustments(3)	(12,457)	(10,783)	16%	(46,462)	(24,294)	91%
Less: JV non-controlling interest(4)	(135)	—	NM	(622)	—	NM
Pro forma adjusted net income(5)	$105,136	$90,435	16%	$372,361	$320,518	16%

Pro forma adjusted net income per share(6)	$0.53	$0.45	18%	$1.87	$1.56	20%

Adjusted shares outstanding	199,432,403	200,557,978		199,170,813	206,027,557

Non Financial Data:
Transactions (in millions)	5,657	4,511	25%	20,077	16,946	18%
Non-GAAP and Pro Forma Financial Measures
This schedule presents non-GAAP and pro forma financial measures, which are important financial performance measures for the Company, but are not financial measures as defined by GAAP.  Such financial measures should not be considered as alternatives to GAAP net income, and such measures may not be comparable to those reported by other companies.
Pro forma adjusted net income is derived from GAAP net income, adjusting for the following items: (a) amortization of intangible assets acquired in business combinations and customer portfolio and related asset acquisitions and the write down of a trade name in June 2014; (b) non-operating income (expense) is primarily associated with the refinancing of our debt in 2014 and 2013, a benefit recorded as a result of a reduction in certain TRA liabilities in 2014, and the change in fair value of a TRA entered into in 2014; (c) adjustments to income tax expense assuming conversion of the Fifth Third Bank non-controlling interests into shares of Class A common stock; (d) share-based compensation; (e) acquisition and integration costs incurred in connection with our acquisitions, costs associated with our separation from Fifth Third Bank and charges related to employee termination benefits; and (f) tax benefits due to the amortization of intangible assets and other tax attributes resulting from or acquired with our acquisitions, and to the tax basis step up associated with our separation from Fifth Third Bank and the purchase or exchange of Class B units of Vantiv Holding, net of payment obligations under tax receivable agreements.

(1) See schedule 8 for a reconciliation of GAAP net income to adjusted EBITDA.
(2) Represents income tax expense at an effective rate of 36.5% for the three months and year ended December 31, 2014 and 38.5% for the three months and year ended December 31, 2013, assuming the conversion of the Class B units of Vantiv Holding into shares of Class A common stock, including the tax effect of adjustments described above.
(3) Represents tax benefits due to the amortization of intangible assets and other tax attributes resulting from or acquired with our acquisitions, and to the tax basis step up associated with our separation from Fifth Third Bank and the purchase or exchange of Class B units of Vantiv Holding, net of payment obligations under tax receivable agreements.
(4) Represents the non-controlling interest, net of pro forma income tax expense discussed in (2) above, associated with a consolidated joint venture formed in May 2014.
(5) Pro forma adjusted net income assumes the conversion of non-controlling interests into shares of Class A common stock.
(6) Pro forma adjusted net income per share is calculated as pro forma adjusted net income divided by adjusted shares outstanding.

Schedule 3
Vantiv, Inc.
Segment Information
(Unaudited)
(in thousands)

	Three Months Ended December 31, 2014
		Financial Institution
	Merchant Services	Services	Total
Total revenue	$613,376	$120,409	$733,785
Network fees and other costs	295,361	36,274	331,635
Net revenue	318,015	84,135	402,150
Sales and marketing	107,773	8,396	116,169
Segment profit	$210,242	$75,739	$285,981

Non-financial data:
Transactions (in millions)	4,687	970	5,657
Net revenue per transaction	$0.0679	$0.0867	$0.0711

	Three Months Ended December 31, 2013
		Financial Institution
	Merchant Services	Services	Total
Total revenue	$441,660	$116,695	$558,355
Network fees and other costs	216,099	33,634	249,733
Net revenue	225,561	83,061	308,622
Sales and marketing	73,166	6,915	80,081
Segment profit	$152,395	$76,146	$228,541

Non-financial data:
Transactions (in millions)	3,592	919	4,511
Net revenue per transaction	$0.0628	$0.0904	$0.0684

	Year Ended December 31, 2014
		Financial Institution
	Merchant Services	Services	Total
Total revenue	$2,100,367	$476,836	$2,577,203
Network fees and other costs	1,033,801	140,864	1,174,665
Net revenue	1,066,566	335,972	1,402,538
Sales and marketing	367,998	28,355	396,353
Segment profit	$698,568	$307,617	$1,006,185

Non-financial data:
Transactions (in millions)	16,262	3,815	20,077
Net revenue per transaction	$0.0656	$0.0881	$0.0699

	Year Ended December 31, 2013
		Financial Institution
	Merchant Services	Services	Total
Total revenue	$1,639,157	$468,920	$2,108,077
Network fees and other costs	801,463	133,978	935,441
Net revenue	837,694	334,942	1,172,636
Sales and marketing	286,200	25,844	312,044
Segment profit	$551,494	$309,098	$860,592

Non-financial data:
Transactions (in millions)	13,333	3,613	16,946
Net revenue per transaction	$0.0628	$0.0927	$0.0692

Schedule 4
Vantiv, Inc.
Condensed Consolidated Statements of Financial Position
(Unaudited)
(in thousands)

	December 31, 2014	December 31, 2013
Assets
Current assets:
Cash and cash equivalents	$411,568	$171,427
Accounts receivable—net	607,674	472,196
Related party receivable	6,164	5,155
Settlement assets	135,422	127,144
Prepaid expenses	26,906	18,059
Other	27,002	13,932
Total current assets	1,214,736	807,913

Customer incentives	39,210	30,808
Property, equipment and software—net	281,715	217,333
Intangible assets—net	1,034,692	795,332
Goodwill	3,291,366	1,943,613
Deferred taxes	429,623	362,785
Other assets	44,741	31,769
Total assets	$6,336,083	$4,189,553

Liabilities and equity
Current liabilities:
Accounts payable and accrued expenses	$299,771	$233,383
Related party payable	2,035	2,381
Settlement obligations	501,042	333,649
Current portion of note payable	116,501	92,500
Current portion of tax receivable agreement obligations to related parties	22,789	8,639
Deferred income	5,480	9,053
Current maturities of capital lease obligations	8,158	4,326
Other	7,557	1,382
Total current liabilities	963,333	685,313
Long-term liabilities:
Note payable	3,277,237	1,718,750
Tax receivable agreement obligations to related parties	597,273	551,061
Tax receivable agreement obligations	152,420	—
Capital lease obligations	14,779	12,044
Deferred taxes	24,380	37,963
Other	6,075	8,100
Total long-term liabilities	4,072,164	2,327,918
Total liabilities	5,035,497	3,013,231

Commitments and contingencies
Equity:
Total equity (1)	1,300,586	1,176,322
Total liabilities and equity	$6,336,083	$4,189,553

(1) Includes equity attributable to non-controlling interests.

Schedule 5
Vantiv, Inc.
Consolidated Statements of Cash Flows
(Unaudited)(in thousands)

	Year Ended
	December 31, 2014	December 31, 2013
Operating Activities:
Net income	$168,990	$208,140
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	240,802	185,453
Write-off of intangible asset	34,267	—
Amortization of customer incentives	12,032	10,139
Amortization and write-off of debt issuance costs	31,956	24,427
Share-based compensation expense	42,171	29,729
Deferred taxes	32,469	31,340
Excess tax benefit from share-based compensation	(13,420)	(5,464)
Tax receivable agreements non-cash items	(25,838)	—
Other non-cash items	—	491
Change in operating assets and liabilities:
Accounts receivable and related party receivable	(94,326)	(71,614)
Net settlement assets and obligations	157,663	93,318
Customer incentives	(17,108)	(13,034)
Prepaid and other assets	(25,557)	(5,127)
Accounts payable and accrued expenses	53,172	(7,250)
Payable to related party	(433)	756
Other liabilities	(3,935)	(682)
Net cash provided by operating activities	592,905	480,622
Investing Activities:
Purchases of property and equipment	(103,179)	(61,578)
Acquisition of customer portfolios and related assets	(29,596)	(7,892)
Purchase of investments	(7,487)	(3,174)
Cash used in acquisitions, net of cash acquired	(1,658,694)	(155,654)
Net cash used in investing activities	(1,798,956)	(228,298)
Financing Activities:
Proceeds from issuance of long-term debt	3,443,000	1,850,000
Repayment of debt and capital lease obligations	(1,870,540)	(1,304,966)
Payment of debt issuance costs	(38,092)	(26,288)
Proceeds from exercise of Class A common stock options	4,492	—
Repurchase of Class A common stock	(59,364)	(503,225)
Repurchase of Class A common stock (to satisfy tax withholding obligations)	(17,801)	(15,224)
Settlement of certain tax receivable agreements	—	(112,562)
Payments under tax receivable agreements	(8,639)	—
Excess tax benefit from share-based compensation	13,420	5,464
Distribution to non-controlling interests	(22,911)	(41,154)
Increase in cash overdraft	2,627	—
Net cash provided by (used in) financing activities	1,446,192	(147,955)
Net increase (decrease) in cash and cash equivalents	240,141	104,369
Cash and cash equivalents—Beginning of period	171,427	67,058
Cash and cash equivalents—End of period	$411,568	$171,427
Cash Payments:
Interest	$70,751	$37,975
Taxes	35,157	46,198
Non-cash Items:
Issuance of tax receivable agreements to related parties	$109,400	$329,400
Issuance of tax receivable agreement as contingent consideration	137,860	—
Assets acquired under capital lease obligations	12,997	20,345

Schedule 6
Vantiv, Inc.
Reconciliation of GAAP Net Income to Pro Forma Adjusted Net Income
(Unaudited)
(in thousands)

	Three Months Ended December 31, 2014
		Non-GAAP Adjustments				Pro Forma Adjustments
	GAAP	Transition, Acquisition and Integration(1)	Share-Based Compensation	Amortization of Intangible Assets(2)	Non Operating Income (Expense)(3)	Non-controlling Interest(4)	Tax Adjustments		Pro Forma Adjusted Net Income
Revenue	$733,785	$—	$—	$—	$—	$—	$—		$733,785
Network fees and other costs	331,635	—	—	—	—	—	—		331,635
Net revenue	402,150	—	—	—	—	—	—		402,150
Sales and marketing	116,169	—	—	—	—	—	—		116,169
Other operating costs	64,657	(4,273)	—	—	—	—	—		60,384
General and administrative	47,406	(4,035)	(11,374)	—	—	—	—		31,997
Depreciation and amortization	70,893	—	—	(51,068)	—	—	—		19,825
Income from operations	103,025	8,308	11,374	51,068	—	—	—		173,775
Interest expense—net	(27,612)	—	—	—	—	—	—		(27,612)
Non-operating income (expense)	34,427	—	—	—	(34,427)	—	—		—
Income before applicable income taxes	109,840	8,308	11,374	51,068	(34,427)	—	—		146,163
Income tax expense	28,099	—	—	—	—	—	25,250	(5)	53,349
Tax adjustments	—	—	—	—	—	—	(12,457)	(6)	(12,457)
Less: JV non-controlling interest	—	—	—	—	—	(135)	—		(135)
Net income	$81,741	$8,308	$11,374	$51,068	$(34,427)	$(135)	$(12,793)		$105,136

	Three Months Ended December 31, 2013
		Non-GAAP Adjustments				Pro Forma Adjustments
	GAAP	Transition, Acquisition and Integration(1)	Share-Based Compensation	Amortization of Intangible Assets(2)	Non Operating Income (Expense)(3)	Non-controlling Interest(4)	Tax Adjustments		Pro Forma Adjusted Net Income
Revenue	$558,355	$—	$—	$—	$—	$—	$—		$558,355
Network fees and other costs	249,733	—	—	—	—	—	—		249,733
Net revenue	308,622	—	—	—	—	—	—		308,622
Sales and marketing	80,081	—	—	—	—	—	—		80,081
Other operating costs	52,462	(3,534)	—	—	—	—	—		48,928
General and administrative	33,257	(2,306)	(8,377)	—	—	—	—		22,574
Depreciation and amortization	49,025	—	—	(32,087)	—	—	—		16,938
Income from operations	93,797	5,840	8,377	32,087	—	—	—		140,101
Interest expense—net	(10,585)	—	—	—	—	—	—		(10,585)
Non-operating income (expense)	—	—	—	—	—	—	—		—
Income before applicable income taxes	83,212	5,840	8,377	32,087	—	—	—		129,516
Income tax expense	20,110	—	—	—	—	—	29,754	(5)	49,864
Tax adjustments	—	—	—	—	—	—	(10,783)	(6)	(10,783)
Less: JV non-controlling interest	—	—	—	—	—	—	—		—
Net income	$63,102	$5,840	$8,377	$32,087	$—	$—	$(18,971)		$90,435

Pro Forma Financial Measures
This schedule presents pro forma financial measures, which are important financial performance measures for the Company, but are not financial measures as defined by GAAP.  Such financial measures should not be considered as alternatives to GAAP net income, and such measures may not be comparable to those reported by other companies.

(1) Represents acquisition and integration costs incurred in connection with our acquisitions, costs associated with our separation from Fifth Third Bank and charges related to employee termination benefits.
(2) Represents amortization of intangible assets acquired through business combinations and customer portfolio and related asset acquisitions.
(3) Represents non-operating income (expense) relating to a benefit recorded as a result of a reduction in certain TRA liabilities, partially offset by the change in fair value of a TRA entered into in June 2014.
(4) Represents the non-controlling interest, net of pro forma income tax expense discussed in (5) below, associated with a consolidated joint venture formed in May 2014.
(5) Represents adjustments to income tax expense to reflect an effective tax rate of 36.5% for the three months ended December 31, 2014 and 38.5% for the three months ended December 31, 2013, assuming the conversion of the Class B units of Vantiv Holding into shares of Class A common stock, including the tax effect of adjustments described above.
(6) Represents tax benefits due to the amortization of intangible assets and other tax attributes resulting from or acquired with our acquisitions, and to the tax basis step up associated with our separation from Fifth Third Bank and the purchase or exchange of Class B units of Vantiv Holding, net of payment obligations under tax receivable agreements.

Schedule 7
Vantiv, Inc.
Reconciliation of GAAP Net Income to Pro Forma Adjusted Net Income
(Unaudited)
(in thousands)

	Year Ended December 31, 2014
		Non-GAAP Adjustments				Pro Forma Adjustments
	GAAP	Transition, Acquisition and Integration(1)	Share-Based Compensation	Amortization of Intangible Assets(2)	Non Operating Income (Expense)(3)	Non-controlling Interest(4)	Tax Adjustments		Pro Forma Adjusted Net Income
Revenue	$2,577,203	$—	$—	$—	$—	$—	$—		$2,577,203
Network fees and other costs	1,174,665	—	—	—	—	—	—		1,174,665
Net revenue	1,402,538	—	—	—	—	—	—		1,402,538
Sales and marketing	396,353	—	—	—	—	—	—		396,353
Other operating costs	242,439	(16,696)	—	—	—	—	—		225,743
General and administrative	173,986	(21,786)	(42,171)	—	—	—	—		110,029
Depreciation and amortization	275,069	—	—	(198,563)	—	—	—		76,506
Income from operations	314,691	38,482	42,171	198,563	—	—	—		593,907
Interest expense—net	(79,701)	—	—	—	—	—	—		(79,701)
Non-operating income (expense)	177	—	—	—	(177)	—	—		—
Income before applicable income taxes	235,167	38,482	42,171	198,563	(177)	—	—		514,206
Income tax expense	66,177	—	—	—	—	—	121,508	(5)	187,685
Tax adjustments	—	—	—	—	—	—	(46,462)	(6)	(46,462)
Less: JV non-controlling interest	—	—	—	—	—	(622)	—		(622)
Net income	$168,990	$38,482	$42,171	$198,563	$(177)	$(622)	$(75,046)		$372,361

	Year Ended December 31, 2013
		Non-GAAP Adjustments				Pro Forma Adjustments
	GAAP	Transition, Acquisition and Integration(1)	Share-Based Compensation	Amortization of Intangible Assets(2)	Non Operating Income (Expense)(3)	Non-controlling Interest(4)	Tax Adjustments		Pro Forma Adjusted Net Income
Revenue	$2,108,077	$—	$—	$—	$—	$—	$—		$2,108,077
Network fees and other costs	935,441	—	—	—	—	—	—		935,441
Net revenue	1,172,636	—	—	—	—	—	—		1,172,636
Sales and marketing	312,044	—	—	—	—	—	—		312,044
Other operating costs	200,630	(9,751)	—	—	—	—	—		190,879
General and administrative	121,707	(5,324)	(29,729)	—	—	—	—		86,654
Depreciation and amortization	185,453	—	—	(124,961)	—	—	—		60,492
Income from operations	352,802	15,075	29,729	124,961	—	—	—		522,567
Interest expense—net	(40,902)	—	—	—	—	—	—		(40,902)
Non-operating income (expense)	(20,000)	—	—	—	20,000	—	—		—
Income before applicable income taxes	291,900	15,075	29,729	124,961	20,000	—	—		481,665
Income tax expense	83,760	—	—	—	—	—	101,681	(5)	185,441
Tax adjustments	—	—	—	—	—	—	(24,294)	(6)	(24,294)
Less: JV non-controlling interest	—	—	—	—	—	—	—		—
Net income	$208,140	$15,075	$29,729	$124,961	$20,000	$—	$(77,387)		$320,518

Pro Forma Financial Measures
This schedule presents pro forma financial measures, which are important financial performance measures for the Company, but are not financial measures as defined by GAAP.  Such financial measures should not be considered as alternatives to GAAP net income, and such measures may not be comparable to those reported by other companies.

(1) Represents acquisition and integration costs incurred in connection with our acquisitions, costs associated with our separation from Fifth Third Bank and charges related to employee termination benefits.
(2) Represents amortization of intangible assets acquired through business combinations and customer portfolio and related asset acquisitions. The twelve months ended December 31, 2014 also includes the write-down of a trade name of $34,267.
(3) In 2014, represents non-operating income (expense) relating to a benefit recorded as a result of a reduction in certain TRA liabilities, partially offset by expenses relating to the refinancing of our senior secured credit facilities in June 2014 and the change in fair value of a TRA entered into in June 2014. The 2013 amount relates to the refinancing of our senior secured credit facilities in May 2013.
(4) Represents the non-controlling interest, net of pro forma income tax expense discussed in (5) below, associated with a consolidated joint venture formed in May 2014.
(5) Represents adjustments to income tax expense to reflect an effective tax rate of 36.5% for the year ended December 31, 2014 and 38.5% for the year ended December 31, 2013, assuming the conversion of the Class B units of Vantiv Holding into shares of Class A common stock, including the tax effect of adjustments described above.
(6) Represents tax benefits due to the amortization of intangible assets and other tax attributes resulting from or acquired with our acquisitions, and to the tax basis step up associated with our separation from Fifth Third Bank and the purchase or exchange of Class B units of Vantiv Holding, net of payment obligations under tax receivable agreements.

Schedule 8
Vantiv, Inc.
Reconciliation of GAAP Net Income to Adjusted EBITDA
(Unaudited)
(in thousands)

	Three Months Ended			Year Ended
	December 31,	December 31,		December 31,	December 31,
	2014	2013	% Change	2014	2013	% Change
Net income	$81,741	$63,102	30%	$168,990	$208,140	(19)%
Income tax expense	28,099	20,110	40%	66,177	83,760	(21)%
Non-operating (income) expense(1)	(34,427)	—	NM	(177)	20,000	(101)%
Interest expense—net	27,612	10,585	161%	79,701	40,902	95%
Share-based compensation	11,374	8,377	36%	42,171	29,729	42%
Transition, acquisition and integration costs(2)	8,308	5,840	42%	38,482	15,075	155%
Depreciation and amortization	70,893	49,025	45%	275,069	185,453	48%
Adjusted EBITDA	$193,600	$157,039	23%	$670,413	$583,059	15%

Non-GAAP Financial Measures
This schedule presents adjusted EBITDA, which is an important financial performance measure for the Company, but is not a financial measure as defined by GAAP. Such financial measure should not be considered as an alternative to GAAP net income, and such measure may not be comparable to those reported by other companies.

(1)  Non-operating income (expense) for the three months ended December 31, 2014 relates to a benefit recorded as a result of a reduction in certain TRA liabilities, partially offset by the change in fair value of a TRA entered into in June 2014. The full year 2014 amount includes these items as well as expenses relating to the refinancing of our senior secured credit facilities in June 2014. The 2013 amount relates to the refinancing of our senior secured credit facilities in May 2013.
(2) Represents acquisition and integration costs incurred in connection with our acquisitions, costs associated with our separation from Fifth Third Bank and charges related to employee termination benefits.